UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2023

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 15, 2023, Inspirato Incorporated (“Inspirato” or the “Company”) issued a press release announcing its financial results for the quarter and full year ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022, R. Webster Neighbor and the Company agreed that he will continue to serve as Chief Financial Officer of the Company until the Company identifies and appoints a permanent replacement, at which point he will serve in the role of Chief Strategy Officer, reporting directly to the Company’s Chief Executive Officer, with responsibility for activities related to corporate strategy, debt and equity capital markets, investor relations, real estate capital formation and investment. The Company thanks Mr. Neighbor for his dedicated service as Chief Financial Officer.

The terms of Mr. Neighbor’s continued employment with the Company as Chief Financial Officer and in the role of Chief Strategy Officer are set forth in the amended and restated employment agreement between Mr. Neighbor and Inspirato LLC dated March 15, 2023 (the “Neighbor Employment Agreement”). The Neighbor Employment Agreement supersedes the existing employment agreement between Inspirato LLC and Mr. Neighbor effective on June 30, 2021 (the “Prior Agreement”) but its terms are substantially the same other than the following material changes:

•	Neighbor will continue to serve as Chief Financial Officer of the Company until a replacement chief financial officer is appointed, at which time he will serve in the role of Chief Strategy Officer reporting directly to the Chief Executive Officer.

•	Mr. Neighbor may terminate his employment for “Good Reason” if he does not report directly to the Chief Executive Officer.

•	In the event Mr. Neighbor incurs a qualifying termination entitling him to severance, and the qualifying termination occurs either (i) after the 6-month anniversary of the effective date of the Neighbor Employment Agreement or (ii) prior to the 6-month anniversary of the effective date of the Neighbor Employment Agreement due to a termination by the Company without “Cause” or by Mr. Neighbor for “Good Reason,” then he will receive additional vesting equivalent the outstanding unvested equity awards that would have vested with continued services through the 12-month anniversary of the date of termination. In all cases, Mr. Neighbor’s receipt of severance benefits continues to be subject to Mr. Neighbor signing a separation agreement and release of claims against the Company and related parties.

The foregoing description of the Neighbor Employment Agreement is qualified in its entirety by reference to the full text of the Neighbor Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

Inspirato announces material information to the public about Inspirato, its products and services, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (https://investor.inspirato.com), its blog (https://www.inspirato.com/details) and its Twitter account (@inspirato) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	R. Webster Neighbor Amended and Restated Employment Agreement, dated March 15, 2023

99.1	Press Release dated March 15, 2023

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRATO INCORPORATED

Dated: March 15, 2023
	By:	/s/ Brent Handler
Name: Brent Handler
Title: Chief Executive Officer